UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2021

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 1.01. Entry Into a Material Definitive Agreement

See Item 8.01.

Item 8.01. Other Events

Registered Direct Offering

On March 19, 2021, Super League Gaming, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the "Purchase Agreement") with a limited number of institutional investors for the registered direct offering of an aggregate of 1,512,499 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $9.00 per Share (the “Registered Direct Offering”).  The Registered Direct Offering is expected to close on or about March 23, 2021, and will result in gross proceeds to the Company of approximately $13.6 million.

The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on April 10, 2020 (File No. 333-237626). The Company filed a final prospectus supplement in connection with the Registered Direct Offering on March 22, 2021.

The Purchase Agreement contain customary representations, warranties, agreements and conditions to closing, as well as indemnification rights and other obligations of the parties. A form of the Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

In connection with the Registered Direct Offering, the Company is filing the opinion and consent of its counsel, Disclosure Law Group, a Professional Corporation, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1, respectively, hereto.

On March 22, 2021, the Company issued a press release announcing the Registered Direct Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Auditor Consent

The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed by the Company with the Securities and Exchange Commission on March 19, 2021 (the “Form 10-K”), inadvertently omitted Exhibit 23.1, the consent of Baker Tilly US, LLP (the "Form 10-K Consent"). The Form 10-K Consent is attached hereto as Exhibit 23.2, and does not change any previously reported financial results or any other disclosures contained in the Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description
5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Form of Securities Purchase Agreement, dated March 19, 2021
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2	Consent of Baker Tilly US, LLP
99.1	Press Release issued by Super League Gaming, Inc., dated March 22, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: March 22, 2021	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer